Exhibit 99.1

Approved by OMB
3060-0678

Date & Time Filed: Nov 9 2006 4:03:29:633PM
File Number: SAT-MOD-20061109-00137

FCC APPLICATION FOR SPACE AND EARTH STATION:MOD OR AMD - MAIN FORM	FCC Use Only

FCC 312 MAIN FORM FOR OFFICIAL USE ONLY

APPLICANT INFORMATION
Enter a description of this application to identify it on the main menu:
Modification Application to Extend Milestones

1-8. Legal Name of Applicant

Name:	New ICO Satellite Services G.P.	Phone Number:	425-828-8000

DBA		Fax Number:
Name:

Street:	2300 Carillon Point	E-Mail:

City:	Kirkland	State:	WA

Country:	USA	Zipcode:	98033	-

Attention:	Dennis Schmitt

9-16. Name of Contact Representative

Name:	Cheryl A. Tritt	Phone Number:	202-887-1510

Company:	Morrison & Foerster LLP	Fax Number:	202-887-0763

Street:	2000 Pennsylvania Ave., NW	E-Mail:	ctritt@mofo.com

Suite 5500

City:	Washington	State:	DC

Country:	USA	Zipcode:	20006	-

Attention:	Cheryl A. Tritt	Relationship:	Legal Counsel

CLASSIFICATION OF FILING

17. Choose the button next to the classification that applies to this filing for both questions a. and b. Choose only one for 17a and only one for 17b. ☐ a1. Earth Station ☒ a2. Space Station

(N/A) b1. Application for License of New Station

(N/A) b2. Application for Registration of New Domestic Receive-Only Station

☐ b3. Amendment to a Pending Application

☒ b4. Modification of License or Registration

b5. Assignment of License or Registration

b6. Transfer of Control of License or Registration

☐ b7. Notification of Minor Modification

(N/A) b8. Application for License of New Receive-Only Station Using Non-U.S. Licensed Satellite

(N/A) b9. Letter of Intent to Use Non-U.S. Licensed Satellite to Provide Service in the United States

(N/A) b10. Other (Please specify)

(N/A) b11. Application for Earth Station to Access a Non-U.S. satellite Not Currently Authorized to Provide the Proposed Service in the Proposed Frequencies in the United States.

17c. Is a fee submitted with this application?

☐ If Yes, complete and attach FCC Form 159.	If No, indicate reason for fee exemption (see 47 C.F.R. Section 1.1114).
☐ Governmental Entity
☐ Noncommercial educational licensee
☒ Other(please explain): Modification of 2 GHz MSS Letter of Intent Authorization

17d.

Fee Classification BFY - Space Station Modification(Geostationary)

18. If this filing is in reference to an existing station, enter:	19. If this filing is an amendment to a pending application enter both fields, if this filing is a modification please enter only the file number:

(a) Call sign of station: S2651	(a) Date pending application was filed:	(b) File number:
SATMOD2005011000004

TYPE OF SERVICE

20. NATURE OF SERVICE: This filing is for an authorization to provide or use the following type(s) of service(s): Select all that apply:

☐	a.	Fixed Satellite
☒	b.	Mobile Satellite
☐	c.	Radiodetermination Satellite
☐	d.	Earth Exploration Satellite
☐	e.	Direct to Home Fixed Satellite
☐	f.	Digital Audio Radio Service
☐	g.	Other (please specify)

21. STATUS: Choose the button next to the applicable status. Choose only one.		22. If earth station applicant, check all that apply.

☐ Common Carrier	☒ Non-Common Carrier	☐ Using U.S. licensed satellites

☐ Using Non-U.S. licensed satellites

23. If applicant is providing INTERNATIONAL COMMON CARRIER service, see instructions regarding Sec. 214 filings. Choose one. Are these facilities:

☐ Connected to a Public Switched Network	☐ Not Connected to a Public Switched Network	☒ N/A

24. FREQUENCY BAND(S): Place an ‘X’ in the box(es) next to all applicable frequency band(s).

☐ a. C-Band (4/6 GHz)	☐ b. Ku-Band (12/14 GHz)

☒ c. Other (Please specify upper and lower frequencies in MHz.)

Frequency Lower: 2000	Frequency Upper: 2200	(Please specify additional frequencies in an attachment)

TYPE OF STATION

25. CLASS OF STATION: Choose the button next to the class of station that applies. Choose only one.

☐	a.	Fixed Earth Station
☐	b.	Temporary-Fixed Earth Station
☐	c.	12/14 GHz VSAT Network
☐	d.	Mobile Earth Station
☒	e.	Geostationary Space Station
☐	f.	Non-Geostationary Space Station
☐	g.	Other (please specify)

26. TYPE OF EARTH STATION FACILITY:

☐ Transmit/Receive	☐ Transmit-Only	☐ Receive-Only	☒ N/A

“For Space Station applications, select N/A.”

PURPOSE OF MODIFICATION

27. The purpose of this proposed modification is to: (Place an ‘X’ in the box(es) next to all that apply.)

☐ a - authorization to add new emission designator and related service
☐ b - authorization to change emission designator and related service
☐ c - authorization to increase EIRP and EIRP density
☐ d - authorization to replace antenna
☐ e - authorization to add antenna
☐ f - authorization to relocate fixed station
☐ g - authorization to change frequency(ies)
☐ h - authorization to add frequency
☐ i - authorization to add Points of Communication (satellites & countries)
☐ j - authorization to change Points of Communication (satellites & countries)
☐ k - authorization for facilities for which environmental assessment and radiation hazard reporting is required
☐ l - authorization to change orbit location
☐ m - authorization to perform fleet management
☒ n - authorization to extend milestones
☐ o - Other (Please specify)

ENVIRONMENTAL POLICY

28. Would a Commission grant of any proposal in this application or amendment have a significant environmental impact as defined by 47 CFR 1.1307? If YES, submit the statement as required by Sections 1.1308 and 1.1311 of the Commission’s rules, 47 C.F.R. 1.1308 and 1.1311, as an exhibit to this application. A Radiation Hazard Study must accompany all applications for new transmitting facilities, major modifications, or major amendments.

☐ Yes ☒ No

ALIEN OWNERSHIP Earth station applicants not proposing to provide broadcast, common carrier, aeronautical en route or aeronautical fixed radio station services are not required to respond to Items 30-34.

29. Is the applicant a foreign government or the representative of any foreign government?	☐ Yes ☒ No

30. Is the applicant an alien or the representative of an alien?	☐ Yes ☐ No ☒ N/A

31. Is the applicant a corporation organized under the laws of any foreign government?	☐ Yes ☐ No ☒ N/A

32. Is the applicant a corporation of which more than one-fifth of the capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country?

☐ Yes ☐ No ☒ N/A

33. Is the applicant a corporation directly or indirectly controlled by any other corporation of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country?

☐ Yes ☐ No ☒ N/A

34. If any answer to questions 29, 30, 31, 32 and/or 33 is Yes, attach as an exhibit an identification of the aliens or foreign entities, their nationality, their relationship to the applicant, and the percentage of stock they own or vote.

BASIC QUALIFICATIONS

35. Does the Applicant request any waivers or exemptions from any of the Commission’s Rules?

If Yes, attach as an exhibit, copies of the requests for waivers or exceptions with supporting documents.	☒ Yes ☐ No

36. Has the applicant or any party to this application or amendment had any FCC station authorization or license revoked or had any application for an initial, modification or renewal of FCC station authorization, license, or construction permit denied by the Commission? If Yes, attach as an exhibit, an explanation of circumstances.

☐ Yes ☒ No

37. Has the applicant, or any party to this application or amendment, or any party directly or indirectly controlling the applicant ever been convicted of a felony by any state or federal court? If Yes, attach as an exhibit, an explination of circumstances.

☐ Yes ☒ No

38. Has any court finally adjudged the applicant, or any person directly or indirectly controlling the applicant, guilty of unlawfully monopolizing or attemptiing unlawfully to monopolize radio communication, directly or indirectly, through control of manufacture or sale of radio apparatus, exclusive traffic arrangement or any other means or unfair methods of competition? If Yes, attach as an exhibit, an explanation of circumstances

☐ Yes ☒ No

39. Is the applicant, or any person directly or indirectly controlling the applicant, currently a party in any pending matter referred to in the preceding two items? If yes, attach as an exhinit, an explanation of the circumstances.

☐ Yes ☒ No

40. If the applicant is a corporation and is applying for a space station license, attach as an exhibit the names, address, and citizenship of those stockholders owning a record and/or voting 10 percent or more of the Filer’s voting stock and the percentages so held. In the case of fiduciary control, indicate the beneficiary(ies) or class of beneficiaries. Also list the names and addresses of the officers and directors of the Filer.

41. By checking Yes, the undersigned certifies, that neither applicant nor any other party to the application is subject to a denial of Federal benefits that includes FCC benefits pursuant to Section 5301 of the Anti-Drug Act of 1988, 21 U.S.C. Section 862, because of a conviction for possession or distribution of a controlled substance. See 47 CFR 1.2002(b) for the meaning of " party to the application" for these purposes.

☒ Yes ☐ No

42a. Does the applicant intend to use a non-U.S. licensed satellite to provide service in the United States? If Yes, answer 42b and attach an exhibit providing the information specified in 47 C.F.R. 25.137, as appropriate. If No, proceed to question 43.

☒ Yes ☐ No

42b. What administration has licensed or is in the process of licensing the space station? If no license will be issued, what administration has coordinated or is in the process of coordinating the space station? United Kingdom

43. Description. (Summarize the nature of the application and the services to be provided). (If the complete description does not appear in this box, please go to the end of the form to view it in its entirety.)

This is an application for modification of a 2 GHz MSS letter of intent authorization to extend milestone deadlines. See Exhibit 1.

Exhibit 1

CERTIFICATION

The Applicant waives any claim to the use of any particular frequency or of the electromagnetic spectrum as against the regulatory power of the United States because of the previous use of the same, whether by license or otherwise, and requests an authorization in accordance with this application. The applicant certifies that grant of this application would not cause the applicant to be in violation of the spectrum aggregation limit in 47 CFR Part 20. All statements made in exhibits are a material part hereof and are incorporated herein as if set out in full in this application. The undersigned, individually and for the applicant, hereby certifies that all statements made in this application and in all attached exhibits are true, complete and correct to the best of his or her knowledge and belief, and are made in good faith.

44. Applicant is a (an): (Choose the button next to applicable response.)

☐ Individual
☐ Unincorporated Association
☐ Partnership
☒ Corporation
☐ Governmental Entity
☐ Other (please specify)

45. Name of Person Signing Dennis Schmitt	46. Title of Person Signing Director

WILLFUL FALSE STATEMENTS MADE ON THIS FORM ARE PUNISHABLE BY FINE AND / OR IMPRISONMENT
(U.S. Code, Title 18, Section 1001), AND/OR REVOCATION OF ANY STATION AUTHORIZATION
(U.S. Code, Title 47, Section 312(a)(l)), AND/OR FORFEITURE (U.S. Code, Title 47, Section 503).

FCC NOTICE REQUIRED BY THE PAPERWORK REDUCTION ACT

The public reporting for this collection of information is estimated to average 2 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the required data, and completing and reviewing the collection of information. If you have any comments on this burden estimate, or how we can improve the collection and reduce the burden it causes you, please write to the Federal Communications Commission, AMD-PERM, Paperwork Reduction Project (3060-0678), Washington, DC 20554. We will also accept your comments regarding the Paperwork Reduction Act aspects of this collection via the Internet if you send them to jboley@fcc.gov. PLEASE DO NOT SEND COMPLETED FORMS TO THIS ADDRESS.

Remember - You are not required to respond to a collection of information sponsored by the Federal government, and the government may not conduct or sponsor this collection, unless it displays a currently valid OMB control number or if we fail to provide you with this notice. This collection has been assigned an OMB control number of 3060-0678.

THE FOREGOING NOTICE IS REQUIRED BY THE PAPERWORK REDUCTION ACT OF 1995, PUBLIC LAW 104-13, OCTOBER 1, 1995, 44 U.S.C. SECTION 3507.

EXHIBIT 1

EXPEDITED REQUEST FOR MILESTONE EXTENSION

New ICO Satellite Services G.P. (“ICO”), pursuant to Section 25.117(c)(1) of the Commission’s rules, 47 C.F.R. § 25.117(c)(1), requests a brief extension of the remaining milestone dates for completing testing and launch of its geostationary orbit satellite, ICO G1, and for commencing operation of its 2 GHz mobile satellite service (“MSS”) system.  As discussed below, a brief milestone extension for ICO’s largely constructed satellite is warranted because of an unexpected manufacturing delay beyond ICO’s control.  Because the next FCC-prescribed milestone is set for January 1, 2007, ICO respectfully requests expedited action on this request for a milestone extension.

I.                                         CONSTRUCTION OF ICO G1 IS NEARLY COMPLETE, AND ICO HAS A FIRM CONTRACT FOR ITS LAUNCH

Physical construction of the ICO G1 satellite, begun in July 2005, is nearly complete.  Space Systems/Loral, Inc. (“SS/L”), ICO’s satellite manufacturer, completed main body integration in late September, and has completed construction of various other components in preparation for final satellite assembly.  Main body integration completes the eighth FCC-prescribed milestone for the ICO G1 satellite.(1)  SS/L has also initiated the reference performance testing phase of ICO G1.   Accordingly, the satellite construction phase is nearly 85% complete, and ICO to date has paid SS/L nearly 90% of the total satellite contract price.(2)

Construction of ICO G1 presented several significant challenges and, until now, has proceeded on schedule despite a very demanding timeframe.  ICO G1 is the largest satellite

(1)                                  As required under its 2 GHz MSS authorization, ICO has certified its completion of the eighth of 12 FCC-prescribed milestones, requiring completion of main body integration by the October 1, 2006 milestone date.  See Letter to Marlene H. Dortch, Secretary, Federal Communications Commission, from Cheryl A. Tritt, Counsel for ICO New ICO Satellite Services, G.P. (October 3, 2006).

Exhibit 1

that SS/L has constructed to date.  In addition, ICO G1 is the first two-way implementation of the innovative ground-based beam forming (“GBBF”) technology by any manufacturer worldwide.  This U.S.-developed technology will permit adjustments in spot beam coverage to accommodate traffic, power and coverage requirements from the ground rather than on-board the satellite, using designs never before utilized in the satellite industry.  The sophistication of this GBBF technology demands that the component parts of the ICO G1 satellite, particularly the oscillator and waveguide components, meet more demanding technical specifications than on previous satellite systems.

With these technical challenges in mind, ICO has not only required that SS/L contractually commit to meet the milestone dates, but has also paid substantial financial incentives and established strong late performance penalties in its contract with SS/L.  These measures were intended to encourage SS/L and its subcontractors to complete satellite construction on a timely basis and to implement work-around plans to mitigate any potential construction delays.  Over 81,000 parts from more than 300 subcontractors have been assembled and are working properly.  With the achievement of the main body integration milestone in September (along with the ongoing manufacturing efforts since then), construction of the ICO G1 satellite is nearly complete.

ICO has contracted with Lockheed Martin Commercial Launch Services (“Lockheed Martin”) for the launch of ICO G1 on an Atlas V launch vehicle.  To date, ICO has made all required payments under the launch contract on a timely basis, paying approximately 60% of the total launch costs.

(2)                                  The satellite contract price does not include in-orbit incentives, which are payable after launch of the ICO G1 satellite.

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Exhibit 1

II.                                     UNFORESEEN TECHNICAL ISSUES BEYOND ICO’S CONTROL REQUIRE A BRIEF EXTENSION

Notwithstanding ICO’s successful efforts to date to keep the satellite construction project on track with the FCC milestone schedule, recent unforeseen technical issues beyond ICO’s control are likely to delay final construction and testing of the ICO G1 satellite.  These issues are described below and in the attached letter from SS/L (see Attachment A).

SS/L has informed ICO that, during testing of the nearly complete ICO G1 satellite, unexpected performance issues have been detected in the manufacture of certain satellite subsystems.  As a result of SS/L’s extensive investigation into test failures involving other SS/L-manufactured satellites, two production lots of capacitors supplied for use in those satellites as well as the ICO G1 were found to exhibit unacceptable performance levels.  Each affected capacitor and related unit installed in the ICO satellite must be removed and replaced with new capacitors, thus requiring additional testing and work on the satellite.  In addition, problems in the manufacturing of the composite waveguides, consisting of more than 1,200 individual graphite components manufactured by three separate subcontractors, have required a re-design of the manufacturing process, resulting in delays in the delivery of the waveguides.  While these issues have introduced some schedule risk, workarounds and the location of alternative suppliers have largely reduced the schedule impact to ICO G1 to a very modest period.

However, technical performance anomalies and manufacturing problems discovered in the testing of a third component, the precision oscillators, have caused manufacturing delays, which will likely cause delivery delay.  These oscillators are integral to the implementation of the ICO G1’s innovative GBBF technology.  Given the critical importance of the oscillators and the physical location in the satellite design, it is unlikely that a

3

Exhibit 1

workaround plan can be implemented that will keep ICO G1 on schedule at this point.  SS/L’s team of technical and production experts continue to work with the subcontractor to resolve these issues and to expedite delivery of the precision oscillators.

Accordingly, ICO requests the following schedule for completion of the remaining four FCC-prescribed milestones:(3)

Milestone	Original Date	Proposed Date
Complete reference performance test	Jan. 1, 2007	April 30, 2007
Complete thermal vacuum test	Mar. 1, 2007	June 15, 2007
Launch satellite	July 1, 2007	November 30, 2007
Certify that entire system is operational	July 17, 2007	December 31, 2007

ICO and SS/L believe that the proposed modified milestones are achievable based on current expectations for resolving the manufacturing issues.

ICO is fully committed to completing ICO G1 at the earliest possible moment, and Lockheed has agreed to continue to work with ICO to launch ICO G1 as soon as practical after the satellite is delivered to Cape Canaveral, Florida, as set forth in a letter appended as Attachment B.

III.                               THE REQUESTED MILESTONE EXTENSION IS WARRANTED UNDER THE CIRCUMSTANCES AND WILL SERVE THE PUBLIC INTEREST

The Commission has consistently granted milestone extensions when the delay is due to “circumstances beyond the control of the licensee,” and, in particular, when “unanticipated technical problems [are] encountered during physical construction of the satellite.”(4)  As ICO has detailed above, unanticipated technical issues beyond ICO’s control are likely to delay final construction and testing of the ICO G1 satellite.  SS/L has encountered technical

(3)                                  See ICO Satellite Services G.P., 20 FCC Rcd 9797, ¶ 38 (Int’l Bur. 2005).

(4)                                  See, e.g., Intelsat LLC, 19 FCC Rcd 5266, ¶ 5 (Int’l Bur. 2004) (“Intelsat”); Loral SpaceCom Corp., 18 FCC Rcd 21851, ¶ 7 (Int’l Bur. 2003) (“Loral II”).

4

Exhibit 1

problems in building ICO G1 because certain parts require additional work to meet the demanding performance specifications for this satellite, which incorporates new GBBF technology.  The Commission has routinely granted extensions for these types of technical construction delays.(5)

In fact, the Commission has consistently authorized a milestone extension under circumstances similar to ICO’s, particularly when satellite construction is substantially complete.(6)  For example, the Commission previously extended the construction and launch milestones for the Intelsat 10-02 satellite after finding that Intelsat encountered “unanticipated technical problems arising from testing the new equipment which led to the redesign, reworking and retesting of various components.”(7)  Specifically, the Commission noted that certain components had been delivered a year later than originally scheduled as a result of technical difficulties that arose during production.(8)  Intelsat also experienced additional delays resulting from its launch provider’s assignment of a new launch period.(9)  Consequently, the Commission determined that “it would not be in the public interest to cancel the license of a company that has completed construction of approximately 85 percent

(5)                                  See, e.g., Intelsat, ¶ 1 (extending construction and launch milestones because of unforeseen technical problems and launch delays); Loral I, ¶ 9 (extending construction and launch milestones because of unanticipated technical problems); Loral II, ¶ 7 (same); R/L DBS Company, LLC, 18 FCC Rcd 7694, ¶ 17 (Int’l Bur. 2003) (extending testing and launch milestones because of unforeseen launch delays); Intelsat LLC, 17 FCC Rcd 2391, ¶ 5 (Int’l Bur. 2002) (extending launch and “in-service” milestones because of unanticipated technical problems); Assignment of Orbital Locations to Space Stations in the Domestic Fixed-Satellite Service, 15 FCC Rcd 23583, ¶ 8 (Int’l Bur. 2000) (extending launch milestone because of unanticipated technical problems); EarthWatch Inc., 15 FCC Rcd 18725, ¶ 8 (Int’l Bur. 2000) (extending construction and launch milestones because of unanticipated technical problems); AMSC Subsidiary Corp., 10 FCC Rcd 3791, ¶ 4 (Int’l Bur. 1995) (same); American Telephone and Telegraph Co., 8 FCC Rcd 4913, ¶ 4 (Common Carrier Bur. 1993) (same).

(6)                                  See, e.g., Intelsat, ¶¶ 6-8; Loral II, ¶ 8.

(7)                                  Intelsat ¶ 6.

(8)                                  Id. ¶ 7.

(9)                                  Id.

5

Exhibit 1

of its satellite and provided a concrete plan for completing construction and launching a satellite within the next several months.”(10)

The Commission also extended the construction and launch milestones for Loral SpaceCom Corporation’s Telstar 8 satellite under very similar circumstances.(11)  In particular, the Commission found that in constructing a satellite that is the “first of its kind,” the manufacturer encountered numerous challenges and unanticipated technical problems.(12)  The Commission then concluded that “it would not be in the public interest to cancel the license of a company that has completed construction of approximately 80 percent of its satellite and provided a concrete plan for completing construction and launching a satellite within the next year.”(13)

The circumstances are nearly identical to those presented here.  Construction of the ICO G1 is nearly 85% complete, and ICO to date has paid SS/L nearly 90% of the total satellite contract price (excluding in-orbit incentives). As with Intelsat, Loral and the many cases cited above, granting the requested milestone extension will thus serve the public interest by allowing ICO to implement groundbreaking GBBF technology and deliver next-generation satellite service to the U.S. market by next year.  Even with the requested extension of the milestone schedule, ICO, with its nearly complete satellite and contracted launch vehicle, can bring its 2 GHz MSS spectrum into use sooner than any other party could.  Moreover, the requested milestone extension period is relatively modest (particularly

(10)                            Id. ¶ 8.

(11)                            See Loral II ¶ 1.

(12)                            Id. ¶ 8.

(13)                            Id.

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Exhibit 1

in light of the next-generation technology being developed for ICO G1) and shorter in duration than other milestone extensions that the FCC previously has granted.(14)

The purpose behind milestone requirements also makes clear that an extension is warranted.  Milestone requirements are designed to prevent “warehousing” of spectrum(15) — i.e., ensuring that spectrum is “not being held by licensees unable or unwilling to proceed with their plans.”(16)  Thus, it is no surprise that “[i]n every case where the Commission has denied a milestone request, construction of the satellite either had not begun or was not continuing, thus raising questions regarding the licensee’s intention to proceed.”(17)  This could not be further from the case here.  The fact that ICO has nearly completed its satellite, is continuing construction of the satellite, and has contracted for (and made substantial payments to) a launch provider demonstrates ICO’s firm commitment to launch its satellite and to provide service to the public.  Moreover, ICO has the necessary capital available and is committed to complete the construction and launch of the ICO G1 satellite.

Finally, a brief delay in the launch of the ICO G1 also may provide additional benefits to the U.S. government.  As a part of ICO’s launch service with Lockheed Martin, the Defense Advanced Research Projects Agency (“DARPA”), the central research and development organization for the Department of Defense, has made a request to include

(14)                            See, e.g., Intelsat ¶¶ 1, 2 (extending launch milestone by eight months); Loral II ¶¶ 1, 2 (extending construction completion and launch milestones by nearly five years).

(15)                            See The Establishment of Policies and Service Rules for the Mobile Satellite Service in the 2 GHz Band, 15 FCC Rcd 16127, ¶ 106 (2000) (“2 GHz MSS Order”); Loral SpaceCom Corp., 18 FCC Rcd 6301, ¶ 23 (Int’l Bur. 2003)(“Loral I”).  The Commission has also found that milestone requirements are “especially” important because we are declining to adopt financial qualifications as an entry criterion for 2 GHz MSS systems.”  2 GHz MSS Order, ¶ 106.

(15)                            See The Establishment of Policies and Service Rules for the Mobile Satellite Service in the 2 GHz Band, 15 FCC Rcd 16127, ¶ 106 (2000) (“2 GHz MSS Order”); Loral SpaceCom Corp., 18 FCC Rcd 6301, ¶ 23 (Int’l Bur. 2003)(“Loral I”).  The Commission has also found that milestone requirements are “especially” important because we are declining to adopt financial qualifications as an entry criterion for 2 GHz MSS systems.”  2 GHz MSS Order, ¶ 106.

(16)                            Loral II, ¶ 7.

(17)                            GE American Communications, inc. Request for Extension of Time to Construct, Launch, and Operate a Ka-Band Satellite System in the Fixed Satellite Service, 16 FCC Rcd 11038 (2001) (Order and Authorization).

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Exhibit 1

additional DARPA payloads on the same launch vehicle scheduled for the ICO G1.  These payloads will permit DARPA to conduct experiments useful to research and development projects that serve national security interests.  A brief extension will provide more time for DARPA to prepare the experimental payloads and ICO and Lockheed to integrate the additional payloads for launch.

IV.           CONCLUSION

For the foregoing reasons, ICO urges the Commission to grant this request for a milestone extension on an expedited basis. (18)

(18)                            In the event that the Commission finds that the circumstances presented here do not satisfy the standard for a milestone extension, ICO, pursuant to Section 1.3 of the Commission’s rules, requests a partial waiver of the milestone requirements to permit additional time to comply with those requirements.  The Commission may waive its rules upon a showing of “good cause.”  47 C.F.R. § 1.3.  Specifically, the Commission may waive a rule in a particular case if the relief requested would not undermine the policy objective of the rule and otherwise would serve the public interest.  WAIT Radio v. FCC, 418 F.2d 1153, 1157 (D.C. Cir. 1969), cert. denied, 409 U.S. 1027 (1972).  As noted above, the substantial construction progress made to date demonstrates the lack of any spectrum warehousing, and a waiver in this case, where ICO could neither foresee nor control factors bearing on milestone completion, would not undermine the milestone requirements.  The Commission in fact has granted milestone waivers under similar circumstances.  See, e.g., Echostar Satellite Corp., 18 FCC Rcd 15875, ¶ 9 (Int’l Bur. 2003); Astrolink International LLC,  17 FCC Rcd 11267, ¶ 6 (Int’l Bur. 2002).

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Attachment A

3825 Fabian Way	C.F. Hoeber
Palo Alto, CA 94303	Sr. Vice President,
Phone: 650-852-4501	Program Management & Systems Engineering
Fax: 650-852-6417

Dennis Schmitt	7 November 2006
President
ICO Satellite Management LLC
2300 Carillon Point
Kirkland, Washington 98033

Dear Mr. Schmitt:

As you are aware, construction of the ICO G1 satellite is at a very advanced stage and Space Systems/Loral (“SS/L”) has made great progress. Main Body Integration has been completed and Reference Performance Testing has already started. We look forward to the successful completion of integration, test, and launch of ICO G1.

The contract remains in full force and we have received from ICO all of the payments due and owing to date. SS/L has completed all contract milestones scheduled to be completed as of the date hereof as delineated in Exhibit F of the contract. ICO has already paid approximately 90% of the satellite price (excluding in-orbit incentives). Ground system equipment also ordered by ICO from SS/L including ground based beam forming (“GBBF”) and dynamic satellite simulator are also well along and on schedule. Payments made by ICO to date have included substantial financial incentives to SS/L and its subcontractors and suppliers to encourage them to accelerate schedules and reduce the risk of potential schedule slippages.

SS/L is hereby providing you information regarding events that are projected to cause an impact to our satellite delivery schedule, as well as the efforts we are undertaking to minimize their impact. There are three main issues: capacitors, composite waveguide, and precision oscillators. Each of these items is produced by subcontractors, each of whom is having performance and delivery schedule issues. We are in the process of resolving these issues but, nonetheless, the timing of the resolution is currently projected to cause an impact on the satellite integration and test activities. First, two production lots of a specific type of capacitor (which we use extensively on all of our programs) are not exhibiting acceptable performance levels and would represent an unacceptable reliability risk if flown. As a result, it is in the best interest of ICO that any flight units incorporating these suspect components be reworked to replace these capacitors. This involves removing some flight units from the satellite, replacing the capacitors, verifying the performance of the reworked units and reinstalling these units. We anticipate that there will be a modest delay in the final satellite integration and test schedule in order for SS/L to assure ICO that ICO G1 demonstrates the reliability and usability we both demand.

The second issue involves graphite composite waveguide and associated plating. There are over 1200 individual composite waveguide pieces on ICO G1. Precision manufacturing of these graphite waveguide pieces is required because of the unique stability requirements of the phased array for the GBBF system. As you know, a single vendor could not have supported the required production throughput, so SS/L developed and qualified two suppliers, in addition to SS/L itself. Even with this expanded supplier base, however, we are experiencing manufacturing and plating difficulties resulting in delayed deliveries from these vendors. We have added staffing to allow extended operations at all vendors and we are continuing to look at additional solutions for speeding up the delivery of the waveguides without compromising quality.

Finally, precision oscillators that are being designed and manufactured by another subcontractor are projected to be delivered later than planned due to design and manufacturing problems at the vendor. These oscillators have very tight specifications which are driven by the new and extremely sophisticated and capable GBBF system. We have a team of SS/L technical and production experts working at the subcontractors facilities (along with ICO’s support) to expedite the delivery of these reworked oscillators. SS/L is also simulating the function of these units with synthesizers in order to continue with integration and testing of the rest of the satellite. However, the formal satellite reference performance testing cannot be completed until these flight units are installed on the satellite and thoroughly tested.

We are aggressively managing these three vendor issues and believe that we have them under control. However, even with our many work-around initiatives, these vendor issues are projected to contribute to a modest overall schedule impact for the delivery of the satellite. SS/L believes that the proposed revised FCC milestone dates are achievable based on current expectations for resolving the manufacturing issues and we have plans in place that support the following schedule.

Milestone	Original Date	Proposed Date
Complete reference performance test	Jan. 1, 2007	April 30, 2007
Complete thermal vacuum test	Mar. 1, 2007	June 15, 2007
Launch satellite	July 1, 2007	Nov. 30, 2007	*

*              SS/L’s responsibility, as you know, is only to prepare the satellite for launch by this date;

                SS/L is not responsible for the scheduling or construction of the actual launch vehicle.

A letter such as this necessarily focuses on the issues that may likely cause schedule slippage, but we would like to reiterate the substantial successes we have made on the ICO program, assembling approximately 81,000 parts from 300 subcontractors into the main body integration which was completed September 28, 2006. We, as your overall contractor, hold ourselves responsible for the management of our subcontractors, and realize that schedule delays such as these are frustrating as they are completely outside ICO’s control. However, until the few remaining vendor items are delivered and system compatibility and environmental testing is completed, we can not validate the required high quality performance ICO expects for ICO G1. This testing is especially intensive on ICO G1, and SS/L cannot and ICO should not accept cutting corners on testing, given the exacting specifications for implementing the new elements and features of GBBF — a system that will add a significant level of flexibility and capability in delivering satellite services using ICO G1.

SS/L will keep ICO apprised of these and any other issues (and their resolution), and their effect on the satellite program and schedule.

In closing, we would like to show you some of the significant progress that has been achieved in the construction of the ICO G1 satellite. Please find attached several photos of the ICO G1 satellite and associated hardware.

Sincerely,

SPACE SYSTEMS/LORAL, INC.

/s/ Christopher F. Hoeber

Christopher F. Hoeber

Senior Vice President

Program Management & Systems Engineering

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ATTACHMENT B

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David Markham, President
Commercial Launch Services

Lockheed Martin Corporation
P.O. Box 179, MS 1003, Denver, CO 80201-0179
Telephone 800.328.1665 Facsimile 303.971.5885

November 8, 2006

Dennis Schmitt
President
ICO Satellite Services, G.P.
2300 Carillon Point
Kirkland, WA 98033

Dear Mr. Schmitt:

Production operations and integration for your upcoming Atlas V launch service for the ICO G1 satellite is on schedule and has reached an advanced stage. The contract is in full force and effect, and we have received from ICO all of the payments due and owing to date under the contract. ICO has already paid 60% of the launch service price, with two more payments to be invoiced in the next four months, which will bring the amount paid up to 95%. We look forward to the successful completion of construction, integration and launch of ICO G1.

We are able to accommodate a new launch period, and can confirm that there is a launch opportunity within this launch schedule. Based on our existing contract, and normal industry practice, the exact launch date will be determined by the actual delivery date of the satellite and coordination with other scheduled launches. LMCLS will do everything commercially reasonable to launch ICO G1 as soon as possible after satellite completion. As always, LMCLS will continue to keep ICO apprised of our launch manifest.

LMCLS stands ready to work with you and Space Systems/Loral to accommodate changes in your launch schedule needs, and to apply our resources to launch your satellite in the timeliest manner as is commercially reasonable.

Sincerely,

/s/ David Markham
David Markham, President
Commercial Launch Services